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Exhibit 10.17

ASSIGNMENT AND ASSUMPTION OF LICENSE
AND CONSENT BY SUPPLIER

        This Assignment and Assumption of License and Consent by Yuri Batygin and Anatoliy Zapreiev (collectively, the "Supplier") is made as of January 10, 2004 by and between American Science and Engineering, Inc., a Delaware corporation ("Assignor"), and Accuray Incorporated, a California corporation ("Assignee"), with reference to the following facts (this "Assignment"):

        WHERAS, the Supplier and the Assignor are the current parties to that certain Beampath and Interface Program License Agreement (the "License") dated November 1, 2004 for the use of certain software as described more fully in the License;

        WHEREAS, the Assignor desired to transfer and assign to the Assignee all of the rights of the Assignor under the License and the Assignee desires to accept such transfer and assignment and assume all obligations of the Assignor thereunder; and

        WHERAS, the Assignor and Assignee acknowledge and agree that the foregoing assignment and assumption of the License requires the prior written consent of the Supplier as provided in the License.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     Assignment and Assumption. Effective as of the Closing Date, as defined in the Asset Purchase Agreement by and between the Assignor and Assignee, dated as of December 12, 2004 (the "Effective Date"), the Assignor transfers and assigns to the Assignee all the rights of the Assignor under the License. The Assignee accepts such transfer and assignment and assumes all obligations of the Assignor under the License.

        2.     Counterparts. This Assignment may be executed in one or more counterparts (including a facsimile of the same), each of which shall be deemed an original, but all of which shall constitute one agreement. Facsimile signatures shall constitute a valid and binding method of execution of this instrument by a party.

        3.     Authority. Each party represents and warrants to the other that it is duly authorized to enter into this Assignment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

        IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

ASSIGNOR:			ASSIGNEE:
AMERICAN SCIENCE AND ENGINEERING, INC.			ACCURAY INCORPORATED
By:	/s/ ANDREY V. MISHIN		By:	/s/ CHRIS A. RAANES 1/10/05
	Name:	Andrey V. Mishin		Name:	Chris A. Raanes
	Title:	Vice President		Title:

CONSENT BY SUPPLIER AND WAIVER OF NOTICE

        The undersigned is the Supplier under that License described in this Assignment. At the request of the Assignor and the Assignee, the undersigned, as Supplier under the License, consents to the assignment and assumption set forth in the Assignment, such consent granted pursuant to the above mentioned License and serving in part as an amendment to the License, and waives any notice provisions contained in the License that are applicable to such consent; provided, however, that

        (a)   Such consent will not release the Assignor from any obligations accruing or arising prior to the Effective Date of this Assignment;

        (b)   As a result of this Assignment, the Assignee will be responsible for payment of all sums and the performance of all obligations formerly belonging to the Assignor under the License;

        (c)   The consent to the foregoing assignment shall not be deemed consent to any subsequent assignment, sublease, license or other transfer of the License;

        This consent to this Assignment has been executed as of date set forth below the Supplier's signatures below.

SUPPLIER:
/s/ YURI BATYGIN Prof. Yuri Batygin
/s/ ANATOLIY ZAPREIEV Anatoliy Zapreiev

Dated: January 10, 2005

Yuri Batygin and Anatoliy Zapreiev, jointly called

("Supplier")

BEAMPATH AND INTERFACE PROGRAM LICENSE AGREEMENT

with AMERICAN SCIENCE AND ENGINEERING, INC.

        READ THE FOLLOWING CAREFULLY BEFORE OPENING THIS PACKAGE. OPENING THE PACKAGE OR USING THE ENCLOSED COPY OF THE PROGRAM INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS AND CREATES A LEGAL AGREEMENT BETWEEN YOU AND SUPPLIER, EVEN WITHOUT YOUR SIGNATURE. IF YOU DO NOT AGREE WITH THE TERMS AND CONDITIONS, YOU MAY PROMPTLY RETURN THE UNOPENED PACKAGE AND ACCOMPANYING MATERIALS WITH PROOF OF PAYMENT TO THE PARTY FROM WHOM THEY WERE ACQUIRED AND YOUR MONEY WILL BE REFUNDED.

        Supplier retains the ownership of this copy of the software, which is licensed to you for use, under the following conditions.

        1.     License. Supplier hereby grants to you, and you hereby accept, a non-exclusive License to:

          (a)   use the enclosed magnetic media of a program BEAMPATH and its user interface ("Media"), any copies you make of them, the computer software programs recorded on them (the "Programs"), and the related documentation (the "Documentation"), (i) only with respect to the computer device for which it was designed and any compatible computer device (the "CPU"), provided you have the original Media and Documentation and you use the Program on only one CPU and by one user at a time, and (ii) only to provide data processing for yourself, not to provide data processing for others; and

          (b)   make two (2) copies or counterparts of the Media and Documentation (the "Materials") for use under this Agreement, including, for example, to replace Materials that are wearing, to provide copies for emergency back-up, or to create modifications, so long as appropriate notices used by Supplier are included.

          YOU MAY NOT USE, COPY, OR TRANSFER ALL OR ANY PART OF THE PROGRAMS, MEDIA OR DOCUMENTATION OR ANY COPY THEREOF EXCEPT AS AUTHORIZED BY THIS LICENSE. IF YOU DO SO, THIS LICENSE IS AUTOMATICALLY TERMINATED.

        2.     Term. The License is effective from the date of your receipt of the Media and Documentation until terminated. You may terminate the License by returning to Supplier all Materials, erasing or destroying all copies or counterparts made by you, and removing the coding from your CPU. The License shall terminate automatically if you commit a breach of any material provision of this Agreement.

        3.     Your Responsibilities.

          (a)   Installation, Taxes and Use—You exclusively are responsible for installing or introducing the Programs into the CPU; for paying all taxes, however designated, arising from or based in this Agreement, the License, the Materials or their use, or any fees paid to Supplier (including personal property taxes, but not any income or corporate excise tax assessed against Supplier), and for reimbursing Supplier if it pays such taxes; and for supervising, managing, and controlling your use of the Programs and Materials, including without limitation providing all reasonable control and review techniques and other measures for detecting promptly and minimizing the effects of any errors, failures, or interruptions that might occur.

          (b)   Confidentiality—You acknowledge Supplier's claim that the Programs and Materials constitute and describe trade secrets and proprietary properties of Supplier, and you shall not transfer any Materials, or any copies or contents of such Materials, to any third person, nor decompile or reverse engineer any Program code, nor use the Materials in any manner except pursuant to the License.

          (c)   Termination—Upon termination of the license for any reason, you must return all Materials, erase or destroy all copies thereof, remove all coding from your CPU, and you request certify in writing that you have taken those steps.

        4.     Limited Warranty. Supplier warrants that the Media will be free from defects in materials or workmanship under normal use during the first ninety (90) days from the date of delivery to you, and that it transfers good title to the Media and Documentation to you. No dealer, distributor, agent, or employee of Supplier is authorized to modify or add to this exclusive warranty.

        EXCEPT FOR THE EXPRESS WARRANTIES ABOVE, THE MATERIALS ARE PROVIDED "AS IS," WITHOUT ANY WARRANTY, EITHER EXPRESS OR IMPLIED. THERE ARE NO IMPLIED WARRANTIES AGAINST INFRINGEMENT OR OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. YOU ACCEPT THE ENTIRE RISK THAT THE PROGRAMS WILL NOT MEET YOUR NEEDS OR EXPECTATIONS AND THAT THEIR OPERATION WILL NOT BE UNINTERRUPTED OR ERROR-FREE.

        5.     Limitation of Remedies. Supplier's entire liability and your exclusive remedy (except as provided below for "Infringement") is limited to either:

          (a)   replacement of any Media that does not satisfy Supplier's "Limited Warranty" and is returned to Supplier within the ninety (90) day time limit, with proof of the date of receipt, or

          (b)   if Supplier is unable to deliver replacement Media that is free from defects in materials and workmanship, your termination of the License by returning all Materials and other items you received in salable condition, and taking the other steps specified in the paragraph above entitled "Term," in which case your money will be refunded.

          BECAUSE SOFTWARE IS INHERENTLY COMPLEX AND MAY NOT BE COMPLETELY FREE OF ERRORS, YOU ARE ADVISED TO VERIFY YOUR WORK. IN NO EVENT WILL SUPPLIER BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY MONEY DAMAGES, INCLUDING, ANY LOST PROFITS, LOSS OF DATA, COSTS OF RECOVERING DATA, COSTS OF SUBSTITUTE SOFTWARE, CLAIMS BY THIRD PARTIES, OR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THE USE, OR INABILITY TO USE, THE MEDIA, DOCUMENTATION, OR PROGRAMS, EVEN IF SUPPLIER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        6.     Infringement. Supplier shall defend any suit or proceeding brought against you so far as it is based on a claim that the practicing of the Program or the use or copying of any Material, as such and not in combination with any other article or process, constitutes an infringement of any patent or copyright in the United States, if notified within ten (10) calendar days after commencement and given full and complete authority and assistance (at Supplier's expense) for the defense. Supplier shall pay all damages and costs awarded therein against you that do not exceed the fees received by Supplier hereunder, except that Supplier will not be responsible for any compromise made without its consent. If such an infringement claim is made or threatened, at its option Supplier shall either procure for you the right to continue using the Material or practicing the Program, modify it so it becomes non-infringing, replace it with a non-infringing counterpart, or accept the return of the Material, terminate the License, and refund a reasonable portion of the fees paid. THIS PARAGRAPH STATES

SUPPLIER'S ENTIRE OBLIGATION TO YOU WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

        7.     Supplier's Remedies. In addition to the termination rights set forth under "Term" above:

          (a)   Since unauthorized transfer of the Materials or information in them will substantially diminish the value to Supplier of the trade secrets and proprietary properties involved, if you commit a breach of any obligation related to confidentiality, nondisclosure, or return of Materials, or if such a breach is likely to occur, Supplier shall be entitled to equitable relief (including orders for specific performance and injunctions) as well as money damages.

          (b)   The rights and remedies of Supplier set forth are not exclusive and are in addition to any of the rights and remedies provided by statute, at law, or in equity.

        8.     Export Provisions. You acknowledge that any export of the Programs, Media and Documentation may be subject to U.S. export control laws. You agree that you will not export or reexport these items, directly or indirectly, except in accordance with such laws.

        9.     General.

          (a)   You may not sublicense, assign, or transfer this License or the Materials to any other person, except as expressly permitted by Supplier in writing. Any attempt to do so otherwise is void. The supplier grants rights to AS&E to sublicense this software to Accuray as a result of the Asset Purchase Agreement of certain assets of AS&E High Energy Systems Division.

          (b)   This Agreement shall be governed by the laws of the Commonwealth of Massachusetts of the United States of America. If any part of this Agreement violates applicable law, that part of the Agreement shall be deemed to be amended to the extent necessary to comply with such law; the validity of the remaining terms shall not be affected. The failure of either party to exercise any right hereunder shall not be deemed a waiver of that right or any other.

"Granted"
Prof. Yuri Batygin	/s/ Yuri Batygin	12/31/2004
Dr. Anatoliy Zapreev	/s/ Anatoliy Zapreev	12/31/2004
"Reviewed and Accepted"
Andrey Mishin, Vice President and General Manager, AS&E HESD
Dated 31 December, 2004	/s/ Andrey Mishin	12/31/04

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ASSIGNMENT AND ASSUMPTION OF LICENSE AND CONSENT BY SUPPLIER